Exhibit 99.1

SAVE FOODS ANNOUNCES DAVID PALACH AS CO-CHIEF EXECUTIVE OFFICER

TEL AVIV, Israel, November 10, 2020 – Save Foods (OTC Pink: SAFO) (“Save Foods” or the “Company”), an Israeli-based food-tech company focused on developing and selling eco-friendly products specifically designed to extend the shelf life and ensure food safety of fresh fruits and vegetables, announced today that it has appointed David Palach as Co-Chief Executive Officer, alongside the Company’s current Chief Executive Officer, Mr. Dan Sztybel, effective as of November 5, 2020.

Mr. Palach is currently the owner of ST Sporting Ltd. and Sunlight Green Lighting Solutions Ltd., companies that specialize in environmental packaging and logistics, and provide general business consulting services to small and medium organizations and municipalities. Mr. Palach spent over a decade with Intel Israel, where he reported directly to the Intel Corporate U.S directorate. His last position at Intel was Manager of Business Development for Israel and Europe, and prior to that he served as a controller of two of Intel’s largest factories in Israel, where he supervised a budget of over $1 billion. Following his departure from Intel, Mr. Palach served as the CEO of B-Pure Corporation Ltd., a management and maintenance company that unites a group of subsidiaries involved in protecting and improving the environment. During his tenure, Mr. Palach helped turn around several failed companies and made them profitable.

Dan Sztybel, the Company’s existing Chief Executive Officer, commented on the appointment, “We’re pleased and excited that David will be joining our team. He is the ideal candidate to help lead Save Foods into the next stage of its life cycle while building on the momentum of our growing business development operations. He combines a proven track record for bringing disruptive product lines to market, a strong financial background as well as significant experience developing client relationships across international markets. I am confident that together we will be able to accelerate our growth.”

“I am excited to join Save Foods as its co-Chief Executive Officer,” commented Mr. Palach. “Their innovative solutions for the treatment of fresh produce have caught the attention of industry leaders here in Israel, Europe, the United States and Mexico. Save Foods is poised for substantial growth in this market, and I believe my experience, particularly in the areas of business development, financial management, manufacturing and logistics will enable me to provide valuable insight to the management team as we work to establish Save Foods as a leader in the sector.”

Forward-Looking Statements

Information set forth in this news release contains forward-looking statements that are based on the Company’s expectations, beliefs, assumptions and intentions regarding, among other things, its product-development efforts, business, financial condition, results of operations, strategies or prospects, as of the date of this news release. They are not guarantees of future performance. Forward-looking statements can be identified by the use of forward-looking words such as “believe,” “expect,” “intend,” “plan,” “may,” “should” or “anticipate” or their negatives or other variations of these words or other comparable words or by the fact that these statements do not relate strictly to historical or current matters. For example, the Company is using forward-looking statements when it discusses that Mr. Palach is the ideal candidate to help lead Save Foods into the next stage of its life cycle, building on the momentum of growing business development operations, accelerating growth, that Save Foods is poised for substantial growth, and that Mr. Palach can assist in establishing Save Foods as a leader in the sector. The Company cautions that all forward-looking statements are inherently uncertain and that actual performance may be affected by a number of material factors, many of which are beyond the Company’s control. Such factors include, among other things: risks and uncertainties relating to market acceptance of our products by prospect markets and industries; the Company’s ability to raise sufficient funding in order to meet the Company’s business and financial goals; and certain other factors, including those discussed under the heading “Risk Factors” summarized in the Company’s filings with the Securities and Exchange Commission. Accordingly, actual and future events, conditions and results may differ materially from the estimates, beliefs, intentions and expectations expressed or implied in the forward looking information. Except as required under applicable securities legislation, the Company undertakes no obligation to publicly update or revise forward-looking information.

About Save Foods

Save Foods is an innovative, dynamic company addressing two of the most significant challenges in the food / aggrotech industry: food waste & loss and food safety. We are dedicated to delivering integrated solutions for improved safety, freshness and quality, every step of the way from field to fork. Collaborating closely with our customers, we develop new solutions that benefit the entire supply chain and improve the safety and quality of life of both the workers and the consumers alike. Our initial applications are in post-harvest treatments in fruit and vegetable packing houses.

By controlling and preventing pathogen contamination and significantly reducing the use of hazardous chemicals and their residues, Save Foods products not only prolong fresh produce shelf life and reduce food loss and waste, it also ensures a safe, natural, and healthy product in a very cost-effective way.

Media Contact

Dan Sztybel

dan@savefoods.co

US (323) - 744 7579